IMPORTANT VOTING

INFORMATION

TIAA-CREF LIFE FUNDS

SPECIAL SHAREHOLDER MEETING  ■  March 23, 2010

Please read this material carefully before providing voting instructions.

Dear Variable Contract Holders with Allocations to the TIAA-CREF Life Funds:

On March 23, 2010, the TIAA-CREF Life Funds (the “Life Funds”) will hold a special meeting of the shareholders of each of its ten series: Growth Equity Fund, Growth & Income Fund, International Equity Fund, Large-Cap Value Fund, Small-Cap Equity Fund, Stock Index Fund, Social Choice Equity Fund, Real Estate Securities Fund, Bond Fund and Money Market Fund (each, a “Fund,” and collectively, the “Funds”). The purpose of this meeting is to consider and vote on a proposed new investment advisory agreement (the “Agreement”) with Teachers Advisors, Inc. (the “Advisor”), the current investment adviser to each of the Funds. As an owner of a variable annuity or variable life contract with contract values allocated to one or more of the Funds, you are entitled to provide voting instructions on this proposal. Details and instructions for providing voting instructions are enclosed. As President of both the Life Funds and the Advisor, I urge you to read this information carefully and to provide voting instructions for this proposal.

The Board of Trustees of the Life Funds unanimously approved the new Agreement and recommends that you vote “FOR” the proposed Agreement, which will ultimately change and increase each Fund’s fee and expense structure. This letter and the related materials are meant to help you understand the context and rationale for this new Agreement.

Since the Funds were established, the Advisor has been committed to providing high-quality investment management services while remaining a low-cost provider. However, it has become clear that the extremely low fee rates currently charged by the Advisor are insufficient to cover its costs while continuing to provide high-quality services to shareholders. The Advisor has consistently incurred losses in connection with its provision of advisory and other services to the Funds under the current fee structure.

www.tiaa-cref org	730 Third Avenue, New York, NY 10017

Given these challenges, the Advisor presented the Board with a comprehensive, long-term plan to enable the Advisor to continue managing these Funds. This plan features net fee rates that keep the Funds competitive with other similar low-cost funds that serve as underlying investment options for insurance company separate accounts, while implementing fee increases for the Funds through the new Agreement and other changes in the Funds’ contractual and fee arrangements that are intended to at least cover the Advisor’s costs of providing services to the Funds.

If the new Agreement is not approved for a Fund, however, the Advisor may be forced to explore proposing other options to the Board, including closing the Fund to new investments or liquidating the Fund.

The following pages provide additional important information about the specific proposal you are being asked to consider. Please give this material your full attention so that you can provide informed voting instructions. Thank you.

Scott C. Evans

President

TIAA-CREF Life Funds

and

President

Teachers Advisors, Inc.

TIAA-CREF LIFE FUNDS

SPECIAL SHAREHOLDER MEETING ■ MARCH 23, 2010

Important Voting Information

As an owner of a variable contract (“variable contract”) issued by TIAA-CREF Life Insurance Company (“TIAA-CREF Life”), you are able to give voting instructions in connection with the shareholder meeting of one or more series (each, a “Fund”) of TIAA-CREF Life Funds (“Life Funds”). The variable investment accounts of TIAA-CREF Life Separate Account VA-1 and TIAA-CREF Life Separate Account VLI-1 established by TIAA-CREF Life (the “Separate Accounts”) hold shares of series of the Life Funds in connection with the variable contracts.

The Life Funds will hold a special meeting of the shareholders of each of the Funds on Tuesday, March 23, 2010, at 2:30 p.m. ET at 730 Third Avenue, New York, New York (17th floor). The special meeting (and any adjournments thereof) (the “Meeting”) is being called so that variable contract owners can consider and provide voting instructions on an important proposal affecting the Life Funds.

Important Notice Regarding the Availability of Proxy

Materials for the Life Funds’ Shareholder Meeting

to Be Held on March 23, 2010:

A copy of the proxy statement and the Funds’ most recent annual and semiannual shareholder reports are available at

https://www.proxy-direct.com/tia20994.

Your Vote Is Important

The following Q&A provides a summary of the proposal and describes the convenient options available for providing voting instructions on the proposal. (For a complete discussion of the proposal, please see the enclosed proxy statement.) Please vote today, even if you plan to attend the Meeting on March 23, 2010. Simply follow the instructions on the enclosed voting instruction form and choose the voting method that works best for you—Internet, telephone or mail. Your prompt action will ensure your voice is heard, so vote now!

TIAA-CREF LIFE FUNDS    SPECIAL SHAREHOLDER MEETING  ■  MARCH 23, 2010  ■  3

1.	WHAT PROPOSAL AM I BEING ASKED TO CONSIDER?

You are being asked to approve the adoption of a new investment advisory agreement (the “Agreement”) for each of the following Funds to which you have allocated value under your variable contract: Growth Equity Fund, Growth & Income Fund, International Equity Fund, Large-Cap Value Fund, Small-Cap Equity Fund, Stock Index Fund, Social Choice Equity Fund, Real Estate Securities Fund, Bond Fund and Money Market Fund. This proposal would result in higher advisory fee rates and higher total expenses for each of these ten Funds.

2.	HAS THE BOARD OF TRUSTEES APPROVED THIS PROPOSAL?

Yes. At a meeting held on December 8, 2009, the Board of Trustees of the Life Funds unanimously approved the Agreement and submitting the Agreement to shareholders for approval at a special shareholder meeting.

3.	HOW DOES THE BOARD OF TRUSTEES SUGGEST THAT I VOTE?

The Board unanimously recommends that you provide instructions to vote “FOR” the Agreement.

4.	I HAVE OTHER ACCOUNTS WITH TIAA-CREF. WILL THEY BE AFFECTED BY THIS PROPOSAL?

No. The specific proposal affects only the ten series of the Life Funds. It does not affect any of the following TIAA-CREF products:

^	College Retirement Equities Fund (CREF) investment accounts;

^	TIAA-CREF Funds (including the TIAA-CREF Lifecycle Funds and TIAA-CREF Lifecycle Index Funds);

^	TIAA Real Estate Account; or

^	TIAA Traditional Annuity.

The proposal will indirectly affect the Separate Accounts because the Funds serve as investment options for these Accounts and the increased fee and expense rates of the Funds will ultimately be paid by variable account contract owners that have selected one or more of the Funds as investment options.

5.	WHY IS THE INVESTMENT MANAGEMENT AGREEMENT BEING CHANGED?

Since the Funds were established, Teachers Advisors, Inc., the investment adviser to the Funds (the “Advisor”), has been committed

4  ■  TIAA-CREF LIFE FUNDS    SPECIAL SHAREHOLDER MEETING  ■  MARCH 23, 2010

to providing high-quality investment management services at a low cost to shareholders. However, it has become clear that the Advisor set its fees too low to cover its costs of providing services to the Funds. As a result, the Advisor has incurred losses in its provision of services to the Funds for many years. Despite these losses, the Advisor has not previously requested a fee increase. The Advisor has determined that this situation cannot be sustained, particularly in light of continued escalating costs related to increased compliance, regulatory and reporting requirements, as well as intensified competition for investment management talent.

The proposed Agreement with the Advisor is designed to provide a sustainable fee and expense structure for each of the Funds while maintaining overall expenses at levels that are competitive with those of other similar low-cost mutual funds that serve as underlying investment options for insurance company separate accounts. In addition, the proposed fee rate increase would facilitate the ability of the Advisor to enhance its investment processes and personnel as needed in a competitive environment.

6.	HOW WILL THE NEW AGREEMENT AFFECT THE FUNDS?

For each of the Funds, the Agreement will raise advisory fee rates. In addition, total expenses of each Fund will increase because the Advisor will no longer be paying almost all of the Fund’s non-advisory, operational expenses.

7.	HOW WILL EACH FUND’S TOTAL EXPENSES COMPARE TO THOSE OF OTHER COMPANIES?

Even after adopting the higher fee rates, each Fund’s total net expenses would remain competitive with other similar low-cost mutual funds that serve as underlying investment options for insurance company separate accounts. (Please see the proxy statement for a comparison of each Fund’s estimated total net expenses (which includes the effect of the Advisor’s agreement to cap Fund expenses through at least April 30, 2011) to those of similar funds in its industry peer group.)

8.	IS TIAA-CREF STILL COMMITTED TO BEING A LOW-COST, HIGH-VALUE PROVIDER?

Yes. TIAA-CREF is committed to operating low-cost, high-value mutual funds for all shareholders.

TIAA-CREF LIFE FUNDS    SPECIAL SHAREHOLDER MEETING  ■  MARCH 23, 2010  ■  5

9.	AS A VARIABLE CONTRACT OWNER, HOW WILL I BENEFIT FROM THE NEW AGREEMENT?

The new Agreement would:

^	Enable the Advisor to continue to offer the Funds the high-quality services you have come to expect from TIAA-CREF;

^	Facilitate the Advisor’s ability to enhance its investment processes and personnel as needed in the future; and

^	Help ensure that the TIAA-CREF organization can continue to offer the Funds while remaining competitive with other low-cost providers in our industry.

10.	WHAT WILL HAPPEN IF A FUND’S SHAREHOLDERS DO NOT APPROVE THE NEW AGREEMENT?

The Advisor has indicated that it may not be able to continue in its advisory role to a particular Fund unless the new Agreement is approved for that Fund, since the fees under each Fund’s current investment management agreement are not adequate to cover the Advisor’s costs of providing services to the Fund. If the new Agreement is not approved, the Advisor may recommend to the Board of Trustees other possible courses of action. These proposed steps may include closing a Fund to new investments and/or liquidating a Fund.

11.	HOW WILL VARIABLE CONTRACT OWNERS BE AFFECTED IF ANY OF THE FUNDS ARE CLOSED OR LIQUIDATED?

Either of these actions could have adverse consequences for variable account owners with allocations to a Fund. Closing any of the Funds to new investments would likely result in a decline in the Fund’s total assets under management. This would make the effective management of the Fund more difficult. Liquidating a Fund could result in the sale of some portfolio holdings of that Fund at disadvantageous prices. Additionally, liquidation could result in forcing variable contract owners to make otherwise unplanned investment reallocations. The Funds’ Board of Trustees believes that approval of the new Agreement for each Fund is likely to be a better outcome for shareholders and variable contract owners than closing or liquidating a Fund.

12.	WHEN WILL THE PROPOSED CHANGE TAKE EFFECT?

If approved by shareholders, the new Agreement would be implemented for each Fund on May 1, 2010.

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13.	WHAT LEVEL OF SHAREHOLDER SUPPORT IS NEEDED TO APPROVE THE PROPOSAL?

With respect to each Fund, approval of the new Agreement requires the lesser of either: (1) more than 50% of the total outstanding shares of the Fund or (2) at least 67% of the Fund shares present at the shareholder meeting, either in person or by proxy, if more than 50% of the holders of the Fund’s outstanding shares are represented.

14.	WHO IS ENTITLED TO PROVIDE VOTING INSTRUCTIONS ON THESE CHANGES?

For each Fund, its shareholders of record as of January 12, 2010 are eligible to vote on the new Agreement. As a variable contract owner with contract value allocated to a Fund as of January 12, 2010, you are eligible to provide voting instructions on the proposal on that Fund.

15.	WHO IS BEARING THE COSTS ASSOCIATED WITH CONDUCTING THIS SHAREHOLDER SOLICITATION?

All expenses associated with this proxy vote, including the costs of holding the shareholder meeting and soliciting shareholders and variable contract owners, are being borne by the Advisor, and not by any of the Funds.

16.	WHEN AND WHERE IS THE MEETING?

The Meeting has been scheduled for March 23, 2010 at 2:30 p.m. ET, at 730 Third Avenue, 17th Floor, New York, New York.

17.	WHAT METHOD OF PROVIDING VOTING INSTRUCTIONS MAY I USE?

Simply select the voting format that you find most convenient:

^	Telephone (automated service):

Call the toll-free number shown on your voting instruction form and follow the recorded instructions

866 235-4258 (toll free)

^	Internet:

Access the Website shown on your voting instruction form and follow the online instructions

^	Mail:

Complete and return the enclosed voting instruction form

TIAA-CREF LIFE FUNDS    SPECIAL SHAREHOLDER MEETING  ■  MARCH 23, 2010  ■  7

^	In person:

Attend the Meeting on March 23, 2010.

Whichever method you choose, please be sure to provide voting instructions as soon as possible. Even if you plan to attend the Meeting, you can provide instructions using one of the other methods.

18.	WHO SHOULD I CALL IF I HAVE ADDITIONAL QUESTIONS?

If you have questions related to the proxy material or need assistance in voting your shares, please contact Computershare, the Funds’ proxy solicitor, toll-free at 866 905-3470.

8  ■  TIAA-CREF LIFE FUNDS    SPECIAL SHAREHOLDER MEETING  ■  MARCH 23, 2010

©2010 Teachers Insurance and Annuity Association–College Retirement Equities Fund (TIAA-CREF), New York, NY 10017

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